EXHIBIT 99.1

FOR IMMEDIATE RELEASE: August 6, 2026

Leggett & Platt Reports 2Q 2026 Results

Carthage, MO, August 6, 2026 —

•	2Q sales of $1.0 billion, a 6% decrease vs 2Q25, including a 5% decrease from divestitures

•	2Q EPS of $.33, 2Q adjusted[1] EPS of $.39, a $.09 increase vs adjusted[1] 2Q25 EPS

President and CEO Karl Glassman commented, “We are pleased with how our teams managed through a challenging environment in the second quarter. Our employees remained focused on disciplined execution and cost management which, along with favorable items that we do not expect to repeat in future quarters, contributed to improved adjusted earnings.

“Bedding industry conditions remain challenged both by sluggish consumer activity and continued consolidations and bankruptcies across the value chain. We estimate that U.S. mattress market units declined by low double digits in the second quarter, similar to the declines we saw in the first quarter. In our Bedding Products segment, continued strong performance of our trade rod and wire business partially offset the decline from lower mattress demand.

“Across our other segments, demand remained soft in markets tied to housing and broader consumer spending as consumers were faced with additional uncertainty resulting from the war in the Middle East and higher gas prices. In Specialized Products, Automotive performed slightly below the market, which saw lower consumer demand across all regions. In Furniture, Flooring & Textile Products, growth in Textiles offset lower demand in the remaining businesses, which are more directly exposed to U.S. residential spending, leading to a slight improvement in trade sales.

“As we look forward, we remain focused on executing our strategic priorities while expecting ongoing macroeconomic headwinds to temper consumer demand across most of our businesses for the remainder of the year.

“Finally, we continue to progress towards the planned merger with Somnigroup. As previously announced, the waiting period under the HSR Antitrust Improvements Act expired in June. We anticipate the transaction to close upon satisfaction of the remaining closing conditions, including Leggett & Platt shareholder approval at the special meeting planned for August 20th and the remaining required regulatory approvals. As previously stated, we believe this combination with a valued long–standing customer will create a leading global company—providing compelling strategic and financial value for our customers, employees, and the Leggett & Platt shareholders.”

SECOND QUARTER RESULTS

Second quarter sales were $1.0 billion, a 6% decrease versus second quarter last year

•	2025 divestitures decreased sales 5%

[1]	Please refer to attached tables for Non-GAAP Reconciliations

•	Organic sales[2] were down 1%

•

Volume was down 4%, primarily from continued weak demand across most of our end markets, retailer merchandising changes in Adjustable Bed, and the decision during the fourth quarter of 2025 to walk away from a financially challenged customer in U.S. Spring

•	Raw material-related selling price increases added 2% to sales

•	Currency benefit increased sales 1%

Second quarter EBIT was $80 million, down from $90 million in second quarter 2025. Adjusted1 EBIT was $89 million, up from second quarter 2025 adjusted1 EBIT of $76 million.

•

Adjusted[1] EBIT increased primarily from metal margin expansion, restructuring benefit, and other favorable items, most of which are not expected to repeat in future quarters. EBIT margin was 8.0%, down from 8.5% in the second quarter of 2025, and adjusted[1] EBIT margin was 8.9%, up from 7.1%.

Second quarter EPS was $.33, a $.05 decrease versus second quarter 2025 EPS of $.38. Second quarter adjusted1 EPS was $.39, up $.09 versus second quarter 2025 adjusted1 EPS of $.30.

	Second Quarter Results [1]
	EBIT (millions)										EPS
	Bedding		Specialized		FF&T		Other		Total
	2Q26	2Q25	2Q26	2Q25	2Q26	2Q25	2Q26	2Q25	2Q26	2Q25	2Q26	2Q25
Reported results	$42	$27	$19	$39	$29	$24	$(10)	$—	$80	$90	$.33	$.38
Adjustment items:
Gain on sale of real estate	(11)	(17)	—	(2)	—	—	—	—	(11)	(19)	(.06)	(.10)
Restructuring, restructuring-related, and impairment charges	6	2	3	1	1	1	—	—	10	4	.05	.02
Somnigroup merger costs	—	—	—	—	—	—	10	—	10	—	.07	—

Total adjustments	(5)	(15)	3	(1)	1	1	10	—	9	(15)	.06	(.08)

Adjusted results	$37	$13	$22	$38	$30	$25	$—	$—	$89	$76	$.39	$.30

[1]	Calculations impacted by rounding

DEBT AND CASH FLOW

•	Net Debt[1] was 2.6x trailing 12-month adjusted EBITDA[1]

•	Total Debt at June 30 was $1.5 billion in three tranches of long-term bonds at $500 million each

•	Operating cash flow was $46 million in the second quarter, a decrease of $38 million versus second quarter 2025, reflecting an expected larger investment in working capital and lower earnings

•	Capital expenditures were $21 million

•	Dividends were $7 million

•	In May, Leggett & Platt’s Board of Directors declared a second quarter dividend of $.05 per share, flat versus last year’s second quarter dividend

•	In July, Leggett & Platt’s Board of Directors declared a third quarter dividend of $.05 per share, flat versus last year’s third quarter dividend. The dividend will be paid on August 24, 2026.

[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

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SEGMENT RESULTS – Second Quarter 2026 (versus 2Q 2025)

Bedding Products –

•	Trade sales decreased 1%

•

Volume decreased 7%, primarily due to retailer merchandising changes and lower volume with a certain customer in Adjustable Bed, demand softness in U.S. and European bedding markets, and the decision during the fourth quarter of 2025 to walk away from a financially challenged customer in U.S. Spring. These declines were partially offset by higher trade rod and wire sales.

•	Raw material-related selling price increases and currency benefit added 6% to sales

•	EBIT increased $15 million and adjusted[1] EBIT increased $24 million

•

Adjusted[1] EBIT increased primarily from metal margin expansion, favorable sales mix, temporary price-cost timing benefit in Specialty Foam, and restructuring benefit. These increases were partially offset by lower volume.

•	We believe U.S. mattress market units were down low double digits in the second quarter

Specialized Products –

•	Trade sales decreased 19%

•	2025 divestiture of Aerospace reduced sales 16%

•	Volume decreased 4% from softer market demand

•	Currency benefit increased sales 1%

•	EBIT decreased $20 million and adjusted[1] EBIT decreased $15 million

•	Adjusted[1] EBIT decreased primarily from earnings associated with the divested Aerospace business, currency impact, and lower volume

•	Automotive volume was slightly below major market production in the quarter, driven by underperformance in Asia partially offset by outperformance in Europe and North America

Furniture, Flooring & Textile Products –

•	Trade sales increased 1%

•	Volume was flat with growth in Textiles offset by declines in Home Furniture, Work Furniture, and Flooring

•	Raw material-related selling price increases added 1% to sales

•	2025 divestiture of a small facility in Work Furniture reduced sales <1%

•	EBIT and adjusted[1] EBIT increased $5 million

•

Adjusted[1] EBIT benefited from refunds of IEEPA tariffs that were paid during the eleven-month period they were in force. During that period, competitive pressures led to margin compression as cost increases, including tariffs, were not fully recovered through increased selling prices.

2026 GUIDANCE AND CONFERENCE CALL

On April 13, 2026, the Company entered into an agreement to be acquired by Somnigroup International Inc. (NYSE: SGI). The transaction is anticipated to close upon satisfaction of the remaining closing conditions, including Leggett & Platt shareholder approval at the August 20, 2026 meeting and remaining required regulatory approvals. As is customary while a transaction is pending, Leggett & Platt’s 2026 guidance issued in February was withdrawn last quarter and should no longer be relied upon. Additionally, Leggett & Platt will not host a conference call. For further details on quarterly performance, please refer to Leggett & Platt’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which is expected to be filed today with the Securities and Exchange Commission.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 143-year-old Company is a leading supplier of bedding components and solutions; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; and hydraulic cylinders for material handling and heavy construction applications.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by words such as “expect,” “anticipate,” “estimate,” “believe,” or by the context in which they appear, including, but not limited to, the anticipated closing of the Somnigroup transaction upon satisfaction of the remaining closing conditions, including Leggett & Platt shareholder approval at the August 20, 2026 meeting and required regulatory approvals, the filing date of the Company’s Form 10-Q as well as the delivery of compelling strategic and financial value for customers, employees and shareholders associated with the Somnigroup Merger, and certain favorable items not expected to improve adjusted earnings in future quarters. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made, whether as a result of new information, future events or otherwise, except as required by law. Some of these risks include: risks associated with the Agreement and Plan of Merger, dated April 13, 2026 (as may be amended from time to time, the “Somnigroup Merger Agreement”), by and among Somnigroup International Inc. (“Somnigroup”), Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Somnigroup (“Merger Sub”) and Leggett, pursuant to which, subject to the terms and conditions of the Somnigroup Merger Agreement, Merger Sub will merge with and into Leggett (the “Somnigroup Merger”), with Leggett surviving the Somnigroup Merger as a direct, wholly owned subsidiary of Somnigroup, including (i) Leggett’s shareholders inability to determine the value of consideration to be received in a completed Somnigroup Merger because the exchange ratio is fixed and the market price of Somnigroup common stock will fluctuate; (ii) the completion of the Somnigroup Merger is subject to certain conditions that may not be satisfied or waived, including Leggett shareholder approval and certain governmental and regulatory approvals; (iii) an event, change or other circumstance could give rise to delays in completing the Somnigroup Merger or the termination of the Somnigroup Merger Agreement; (iv) Leggett’s business relationships (including with Somnigroup and its affiliates) may be subject to disruption due to uncertainty associated with the Somnigroup Merger; (v) the diversion of management time from ongoing business operations and opportunities as a result of the Somnigroup Merger; (vi) failure to complete the Somnigroup Merger could negatively impact the share price and the future business and financial results of Leggett; (vii) litigation against the Company could result in substantial costs, an injunction preventing the completion of the Somnigroup Merger and/or a judgment resulting in the payment of damages; (viii) the Company will incur significant transaction and merger-related costs in connection with the Somnigroup Merger; and (ix) the possibility that the expected benefits of the Somnigroup Merger are not realized when expected or at all. In addition, risks include: impacts of the Iranian war; increased trade costs, including tariffs; regarding the 2024 and 2026 Restructuring Plans, our ability to timely receive anticipated EBIT benefits, and expected net cash from real estate sales; our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our credit facility; supply chain shortages and disruptions; our ability to manage working capital; our ability to collect receivables; price and product competition; cost of raw materials, labor and energy; cash generation sufficient to pay our debts or the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax audits and rates; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and wire mills and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, or governmental action; ability to develop innovative products; foreign currency fluctuation; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; sustainability obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs. There may be other factors that may cause Leggett’s actual results to differ materially from the forward-looking statements.

INVESTOR CONTACT: Investor Relations

Ryan M. Kleiboeker, Executive Vice President

(417) 358-8131 or invest@leggett.com

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LEGGETT & PLATT	Page 5 of 7	August 6, 2026

RESULTS OF OPERATIONS	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2026	2025	Change	2026	2025	Change
Trade sales	$999.7	$1,058.0	(6)%	$1,917.9	$2,080.1	(8)%
Cost of goods sold	796.5	865.4		1,544.0	1,697.5

Gross profit	203.2	192.6	6%	373.9	382.6	(2)%
Selling & administrative expenses	119.8	118.4	1%	241.3	242.0	—%
Amortization	3.1	3.6		6.7	8.6
Other (income) expense, net	0.2	(19.8)		1.3	(21.3)

Earnings before interest and income taxes	80.1	90.4	(11)%	124.6	153.3	(19)%
Net interest expense	11.7	18.7		24.3	36.5

Earnings before income taxes	68.4	71.7		100.3	116.8
Income taxes	21.3	19.2		33.2	33.7

Net earnings	47.1	52.5		67.1	83.1
Less net income from noncontrolling interest	—	—		—	—

Net Earnings (loss) Attributable to L&P	$47.1	$52.5	(10)%	$67.1	$83.1	(19)%

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.33	$0.38	(13)%	$0.47	$0.60	(22)%
Shares outstanding
Common stock (at end of period)	136.6	135.3	1.0%	136.6	135.3	1.0%
Basic (average for period)	140.0	138.5		139.6	138.2
Diluted (average for period)	141.6	139.6	1.4%	141.3	139.1	1.6%

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2026	2025	Change	2026	2025	Change
Net earnings	$47.1	$52.5		$67.1	$83.1
Depreciation and amortization	28.5	29.7		56.7	61.3
Working capital decrease (increase)	(28.3)	16.4		(146.5)	(47.8)
Impairments	0.2	0.9		3.0	1.2
Deferred income tax benefit (expense)	1.1	(3.2)		5.5	(1.6)
Other operating activities	(2.8)	(12.3)		3.9	(5.4)

Net Cash from Operating Activities	$45.8	$84.0	(45)%	$(10.3)	$90.8	(111)%
Additions to PP&E	(20.5)	(8.5)		(44.8)	(21.8)
Proceeds from disposals of assets and businesses	12.6	23.5		26.9	29.1
Dividends paid	(6.8)	(6.8)		(13.6)	(13.5)
Repurchase of common stock, net	(0.3)	(0.3)		(3.7)	(2.3)
Additions to (payments of) debt, net	1.1	(146.4)		1.4	(77.4)
Other	3.4	10.7		2.5	13.7

Increase (Decrease) in Cash & Equivalents	$35.3	$(43.8)		$(41.6)	$18.6

BALANCE SHEET	Jun 30,	Dec 31,
(In millions)	2026	2025	Change
Cash and equivalents	$545.8	$587.4
Receivables	568.4	475.9
Inventories	638.3	622.6
Other current assets	78.8	57.7

Total current assets	1,831.3	1,743.6	5%
Net fixed assets	646.9	664.0
Operating lease right-of-use assets	130.9	137.9
Goodwill	745.1	751.4
Intangible assets and deferred costs, both at net	248.6	239.5

TOTAL ASSETS	$3,602.8	$3,536.4	2%

Trade accounts payable	$475.5	$466.6
Current debt maturities	1.5	1.5
Current operating lease liabilities	48.5	51.5
Other current liabilities	253.8	255.4

Total current liabilities	779.3	775.0	1%

Long-term debt	1,496.8	1,496.2	—%
Operating lease liabilities	100.3	106.7
Deferred taxes and other liabilities	144.2	135.9
Equity	1,082.2	1,022.6	6%

Total Capitalization	2,823.5	2,761.4	2%

TOTAL LIABILITIES & EQUITY	$3,602.8	$3,536.4	2%

LEGGETT & PLATT	Page 6 of 7	August 6, 2026

SEGMENT RESULTS [1]	SECOND QUARTER				YEAR TO DATE
(In millions)	2026	2025	Change		2026	2025	Change
Bedding Products
Trade sales	$386.9	$391.4	(1)%		$751.8	$782.1	(4)%
EBIT	42.1	27.2	55%		67.8	36.8	84%
EBIT margin	10.9%	6.9%	400 bps [2]		9.0%	4.7%	430 bps [2]
Restructuring, restructuring-related, and impairment charges	6.0	2.1			10.7	5.5
Gain on sale of real estate	(11.5)	(16.7)			(21.0)	(16.7)

Adjusted EBIT [3]	36.6	12.6	190%		57.5	25.6	125%
Adjusted EBIT margin [3]	9.5%	3.2%	630 bps		7.6%	3.3%	430 bps
Depreciation and amortization	13.4	13.3			25.8	26.3

Adjusted EBITDA	50.0	25.9	93%		83.3	51.9	61%
Adjusted EBITDA margin	12.9%	6.6%	630 bps		11.1%	6.6%	450 bps

Specialized Products
Trade sales	$247.0	$304.1	(19)%		$491.1	$604.2	(19)%
EBIT	19.2	38.7	(50)%		36.9	67.1	(45)%
EBIT margin	7.8%	12.7%	(490	) bps	7.5%	11.1%	(360	) bps
Restructuring, restructuring-related, and impairment charges	3.3	0.6			3.3	4.0
Gain on sale of real estate	—	(1.7)			—	(1.7)

Adjusted EBIT [3]	22.5	37.6	(40)%		40.2	69.4	(42)%
Adjusted EBIT margin [3]	9.1%	12.4%	(330	) bps	8.2%	11.5%	(330	) bps
Depreciation and amortization	8.5	8.2			16.6	18.6

Adjusted EBITDA	31.0	45.8	(32)%		56.8	88.0	(35)%
Adjusted EBITDA margin	12.6%	15.1%	(250	) bps	11.6%	14.6%	(300	) bps

Furniture, Flooring & Textile Products
Trade sales	$365.8	$362.5	1%		$675.0	$693.8	(3)%
EBIT	28.9	24.4	18%		33.3	49.2	(32)%
EBIT margin	7.9%	6.7%	120 bps		4.9%	7.1%	(220	) bps
Restructuring, restructuring-related, and impairment charges	1.0	0.9			1.2	1.0
Gain on sale of real estate	—	—			—	(3.2)

Adjusted EBIT [3]	29.9	25.3	18%		34.5	47.0	(27)%
Adjusted EBIT margin [3]	8.2%	7.0%	120 bps		5.1%	6.8%	(170	) bps
Depreciation and amortization	3.7	4.6			8.0	9.5

Adjusted EBITDA	33.6	29.9	12%		42.5	56.5	(25)%
Adjusted EBITDA margin	9.2%	8.2%	100 bps		6.3%	8.1%	(180	) bps

Total Company
Trade sales	$999.7	$1,058.0	(6)%		$1,917.9	$2,080.1	(8)%
EBIT - segments	90.2	90.3	—%		138.0	153.1	(10)%
Intersegment eliminations and other	(10.1)	0.1			(13.4)	0.2

EBIT	80.1	90.4	(11)%		124.6	153.3	(19)%
EBIT margin	8.0%	8.5%	(50	) bps	6.5%	7.4%	(90	) bps
Restructuring, restructuring-related, and impairment charges	10.3	3.6			15.2	10.5
Gain on sale of real estate	(11.5)	(18.4)			(21.0)	(21.6)
Somnigroup merger costs	10.1	—			13.6	—

Adjusted EBIT [3]	89.0	75.6	18%		132.4	142.2	(7)%
Adjusted EBIT margin [3]	8.9%	7.1%	180 bps		6.9%	6.8%	10 bps
Depreciation and amortization - segments	25.6	26.1			50.4	54.4
Depreciation and amortization - unallocated [4]	2.9	3.6			6.3	6.9

Adjusted EBITDA	$117.5	$105.3	12%		$189.1	$203.5	(7)%
Adjusted EBITDA margin	11.8%	10.0%	180 bps		9.9%	9.8%	10 bps

LAST SIX QUARTERS	2025				2026
Selected Figures (In millions)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,022.1	1,058.0	1,036.4	938.6	918.2	999.7
Sales growth (vs. prior year)	(7)%	(6)%	(6)%	(11)%	(10)%	(6)%
Volume growth (same locations vs. prior year)	(5)%	(7)%	(6)%	(9)%	(9)%	(4)%

Adjusted EBIT [3]	66.6	75.6	72.8	47.9	43.4	89.0
Cash from operations	6.8	84.0	125.9	121.5	(56.1)	45.8

Adjusted EBITDA (trailing twelve months) [3]	404.1	405.6	395.4	385.3	358.7	370.9
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	3.77	3.51	2.62	2.36	2.75	2.57

Organic Sales (Vs. Prior Year) [6]	1Q	2Q	3Q	4Q	1Q	2Q
Bedding Products	(12)%	(10)%	(9)%	(10)%	(6)%	(1)%
Specialized Products	(5)%	(5)%	(2)%	(4)%	(2)%	(3)%
Furniture, Flooring & Textile Products	(1)%	(2)%	—%	(2)%	(6)%	1%
Overall	(7)%	(6)%	(4)%	(6)%	(5)%	(1)%

[1]	Segment and overall company margins calculated on net trade sales.

[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.

[3]	Refer to next page for non-GAAP reconciliations.

[4]	Consists primarily of depreciation of non-operating assets.

[5]	EBITDA based on trailing twelve months.

[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	August 6, 2026

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 10

Non-GAAP Adjustments [7]	2025				2026
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Gain on sale of Aerospace Products Group	—	—	(86.8)	(4.1)	—	—
Restructuring, restructuring-related, and impairment charges	6.9	3.6	4.1	21.6	4.9	10.3
Gain on sale of real estate	(3.2)	(18.4)	(2.5)	(5.0)	(9.5)	(11.5)
Net gain from insurance proceeds	—	—	(13.1)	(21.6)	—	—
Pension settlement	—	—	—	22.0	—	—
Somnigroup merger costs	—	—	—	3.4	3.5	10.1

Non-GAAP Adjustments (Pretax) [8]	3.7	(14.8)	(98.3)	16.3	(1.1)	8.9
Income tax impact	(1.3)	3.6	9.0	(10.0)	1.9	0.1
Special tax item [9]	—	—	2.3	—	—	—

Non-GAAP Adjustments (After Tax)	2.4	(11.2)	(87.0)	6.3	0.8	9.0

Diluted shares outstanding	138.6	139.6	140.2	140.4	141.0	141.6
EPS Impact of Non-GAAP Adjustments	0.02	(0.08)	(0.62)	0.04	0.01	0.06

Adjusted EBIT, EBITDA, Margin, and EPS [7]	2025				2026
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,022.1	1,058.0	1,036.4	938.6	918.2	999.7
EBIT (earnings before interest and taxes)	62.9	90.4	171.1	31.6	44.5	80.1
Non-GAAP adjustments (pretax)	3.7	(14.8)	(98.3)	16.3	(1.1)	8.9

Adjusted EBIT	66.6	75.6	72.8	47.9	43.4	89.0

EBIT margin	6.2%	8.5%	16.5%	3.4%	4.8%	8.0%
Adjusted EBIT Margin	6.5%	7.1%	7.0%	5.1%	4.7%	8.9%

EBIT	62.9	90.4	171.1	31.6	44.5	80.1
Depreciation and amortization	31.6	29.7	29.4	31.7	28.2	28.5

EBITDA	94.5	120.1	200.5	63.3	72.7	108.6
Non-GAAP adjustments (pretax)	3.7	(14.8)	(98.3)	16.3	(1.1)	8.9

Adjusted EBITDA	98.2	105.3	102.2	79.6	71.6	117.5

EBITDA margin	9.2%	11.4%	19.3%	6.7%	7.9%	10.9%
Adjusted EBITDA Margin	9.6%	10.0%	9.9%	8.5%	7.8%	11.8%

Diluted EPS	0.22	0.38	0.91	0.18	0.14	0.33
EPS impact of non-GAAP adjustments	0.02	(0.08)	(0.62)	0.04	0.01	0.06

Adjusted EPS	0.24	0.30	0.29	0.22	0.15	0.39

Net Debt to Adjusted EBITDA [11]	2025				2026
(In millions, except ratios)	1Q	2Q	3Q	4Q	1Q	2Q
Total debt	1,936.4	1,793.5	1,497.2	1,497.7	1,498.2	1,498.3
Less: cash and equivalents	(412.6)	(368.8)	(460.7)	(587.4)	(510.5)	(545.8)

Net debt	1,523.8	1,424.7	1,036.5	910.3	987.7	952.5
Adjusted EBITDA, trailing 12 months	404.1	405.6	395.4	385.3	358.7	370.9

Net Debt / 12-month Adjusted EBITDA	3.77	3.51	2.62	2.36	2.75	2.57

Aerospace Products Group	2025				2026
(In millions)	1Q	2Q	3Q	4Q	1Q	2Q
Net trade sales	53.0	50.6	28.6	—	—	—
EBIT	7.2	9.3	3.2	—	—	—
Depreciation and amortization	2.5	—	—	—	—	—
Net earnings (assuming a 25% tax rate)	5.4	7.0	2.4	—	—	—

[7]	Management and investors use these measures as supplemental information to assess operational performance.
[8]	The non-GAAP adjustments are included in the following lines of the income statement:

	2025				2026
	1Q	2Q	3Q	4Q	1Q	2Q
Cost of goods sold	0.5	—	1.7	1.4	1.2	3.4
Selling & administrative expenses	1.7	—	—	3.6	3.5	—
Other (income) expense, net	1.5	(14.8)	(100.0)	11.3	(5.8)	5.5

Total Non-GAAP Adjustments (Pretax)	3.7	(14.8)	(98.3)	16.3	(1.1)	8.9

[9]	The special tax item of $2.3 in Q3 2025 is related to U.S. corporate income tax law changes.
[10]	Calculations impacted by rounding.
[11]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.